Distributions Solutions Group Announces Second Quarter 2022 Results
Strong Start for Initial Reporting Period of Recently Merged Companies

CHICAGO, August 9, 2022 - Distributions Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a leading specialty distributor providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), original equipment manufacturer (OEM) and the industrial technologies markets today announced results for the second quarter ended June 30, 2022, its initial reporting period since the April 1, 2022 merger of Lawson Products, Gexpro Services and TestEquity. Presentations are supplemented by a series of slides appearing on the company’s investor relations home page at www.distributionsolutionsgroup.com.

Note Regarding Reverse Merger Accounting
As a result of the April 1, 2022 merger of Lawson Products, Gexpro Services and TestEquity, our financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the period following the April 1, 2022 merger closing date. GAAP results for the three and six months ended June 30, 2021 include the combined results of Gexpro Services and TestEquity. GAAP results for the three months ended June 30, 2022 include the results of Lawson Products, Gexpro Services and TestEquity and results for the six months ended June 30, 2022 include the results of Lawson Products for the three months after the April 1, 2021 merger closing date.

Second Quarter Highlights (1)

•GAAP net sales were $321.3 million, an increase of $187.2 million or 139.5%. Non-GAAP adjusted net sales including the net sales of pre-merger Lawson Products for the second quarter of 2021, increased approximately $80.6 million or 33.5% driven by organic growth of 11.8% and $52.3 million of additional sales from various other companies acquired in 2021 and 2022 besides Lawson Products.
•Reported operating income was $4.1 million or 1.3% of sales including merger related costs, higher stock-based compensation costs and incremental intangible amortization expense as a result of the merger. Non-GAAP adjusted EBITDA increased by $11.7 million from the prior year period to $31.7 million or 9.9% of sales.
•Diluted loss per share was $0.23 for the quarter compared to earnings per diluted share of $0.04 in the year ago quarter. Non-GAAP diluted earnings per share was $0.36 in the second quarter 2022 vs. $0.10 for the same period a year ago 2021.
•The Company ended the quarter with $17.9 million of cash on hand and $85.9 million of availability under its credit facility.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

“We are pleased with the strong results DSG is reporting for its initial quarter following the strategic combination of Lawson Products, Gexpro Services and TestEquity, and are excited about the future prospects of the combined DSG business. Each of the operating companies made significant progress giving us further confidence in our overall strategy and our teams, and raising our excitement about the future of the combined DSG business”, said Bryan King, CEO and Chairman of the Board.

“For the quarter, net sales grew to $321.3 million including acquisition revenues, coupled with 11.8% growth in our organic business. This growth drove adjusted EBITDA to $31.7 million or 9.9% of sales. We continue to see solid product demand from our customers across many of our end markets. Only 120 days into the merger we are realizing early wins regarding customer opportunities as well as overall cost synergies. The leadership of each operating company and their respective teams are working collaboratively to ensure they continue to deliver on our high-touch, value added business models while we continue to focus on increasing DSG's long-term enterprise value for our shareholders.

“During the quarter we successfully completed two accretive acquisitions with aggregate annual revenues of approximately $119 million which are expected to generate annual adjusted EBITDA in excess of $10.0 million. Our acquisition pipeline is strong and we are committed to investing resources and capital to ensure that acquisitions are accretive to our growth and earnings profile,” concluded Mr. King.

The following represents a summary of net sales, operating income and adjusted EBITDA for each reportable segment. See reconciliation of GAAP to non-GAAP measures in table 2.

(in thousands)	Three Months Ended June 30, 2022
	GAAP Net Sales	GAAP Operating Income (Loss)(1)	Adjusted EBITDA
Lawson Products(1)	$107,334	$(2,562)	$9,405
Gexpro Services	99,792	5,390	11,915
TestEquity	97,874	471	8,647
Other(2)	16,336	814	1,686
Total	$321,336	$4,113	$31,653
(1)    GAAP operating loss includes merger related costs, higher stock-based compensation which varies with our stock price and additional intangible amortization expense as a result of the merger.
(2)    Other consists of results of The Bolt Supply House and unallocated holding company costs.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss second quarter 2022 results at 9:00 a.m. Eastern Time on August 9, 2022. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 529621. A replay of the conference call will be available by telephone approximately two hours after completion of the call through August 23, 2022. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 45807#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at www.distributionsolutionsgroup.com.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a best-in-class specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves 120,000+ long-standing customers in several diverse end markets supported by more than 3,000 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s (formerly Lawson Products, Inc.) Annual Report on Form 10-K for the fiscal year ended December 31, 2021, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) whether or not the terms of the earnout provisions in either of the merger agreements will be satisfied such that DSG would be required to issue additional shares of common stock in connection with the mergers; (ii) unanticipated difficulties or expenditures relating to the mergers; (iii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; and (iv) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$17,872	$14,671
Restricted cash	194	—
Accounts receivable, less allowance for doubtful accounts	168,247	80,574
Inventories, net	250,696	132,717
Prepaid expenses and other current assets	30,801	8,098
Total current assets	467,810	236,060
Property, plant and equipment, less accumulated depreciation and amortization	64,958	9,079
Rental equipment, net	26,108	24,727
Goodwill	355,440	106,145
Deferred income taxes	267	266
Intangible assets, net	242,926	96,608
Cash value of life insurance	17,537	—
Right of use assets	47,055	19,662
Other assets	4,095	747
Total assets	$1,226,196	$493,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,191	$47,958
Current portion of long-term debt	16,495	134,405
Current portion of lease obligation	10,487	4,641
Earnout derivative liability	23,000	—
Related party payables	—	4,813
Accrued expenses and other current liabilities	58,310	23,126
Total current liabilities	201,483	214,943
Long-term debt, less current portion, net	389,279	93,134
Security bonus plan	10,163	—
Deferred compensation	10,827	—
Lease obligation	38,652	16,132
Deferred tax liability	30,446	2,742
Other liabilities	3,518	574
Total liabilities	684,368	327,525
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 19,694,145 and 10,542,333 shares, respectively Outstanding - 19,443,982 and 10,294,824 shares, respectively	19,468	10,318
Capital in excess of par value	573,649	197,057
Retained deficit	(40,394)	(33,142)
Treasury stock – 250,163 and 247,509 shares, respectively	(10,144)	(10,033)
Accumulated other comprehensive (loss) income	(751)	1,569
Total stockholders’ equity	541,828	165,769
Total liabilities and stockholders’ equity	$1,226,196	$493,294

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$321,336	$134,152	$475,421	$258,979
Cost of goods sold	206,781	100,411	319,982	194,991
Gross profit	114,555	33,741	155,439	63,988

Selling, general and administrative expenses	110,442	28,273	148,338	56,267

Operating income	4,113	5,468	7,101	7,721

Interest expense	(3,751)	(4,262)	(10,607)	(8,506)
Loss on extinguishment of debt	(2,814)	—	(3,395)	—
Change in fair value of earnout derivative liability	(5,693)	—	(5,693)	—
Other (expense) income, net	(182)	(186)	774	(254)

(Loss) income before income taxes	(8,327)	1,020	(11,820)	(1,039)
Income tax (benefit) expense	(3,612)	559	(4,568)	390

Net (loss) income	$(4,715)	$461	$(7,252)	$(1,429)

Basic (loss) income per share of common stock	$(0.23)	$0.04	$(0.47)	$(0.14)

Diluted (loss) income per share of common stock	$(0.23)	$0.04	$(0.47)	$(0.14)

Comprehensive (loss) income
Net (loss) income	$(4,715)	$461	$(7,252)	$(1,429)
Other comprehensive (loss) income, net of tax:
Loss on foreign currency translation	(2,491)	(171)	(2,320)	(3)
Comprehensive (loss) income	$(7,206)	$290	$(9,572)	$(1,432)

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2022	2021
Net Sales:
Lawson	$107,334	$—
Gexpro Services	99,792	66,296
TestEquity	97,874	67,856
Other	16,336	—
Total	$321,336	$134,152

Operating Income:
Lawson(1)	$(2,562)	$—
Gexpro Services	5,390	5,465
TestEquity	471	3
Other	814	—
Total	$4,113	$5,468
(1)    GAAP operating loss includes merger related costs, higher stock-based compensation which varies with our stock price and additional intangible amortization expense as a result of the merger.

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2022 and 2021. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales and GAAP Operating Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
	Q2 2022	Q2 2021	Q2 2022	Q2 2021	Q2 2022	Q2 2021	Q2 2022	Q2 2021	Q2 2022	Q2 2021
GAAP Net Sales	$107,334	$—	$99,792	$66,296	$97,874	$67,856	$16,336	$—	$321,336	$134,152
Pre-Merger Sales(1)	—	94,861	—	—	—	—	—	11,679	—	106,540
Adjusted Net Sales	$107,334	$94,861	$99,792	$66,296	$97,874	$67,856	$16,336	$11,679	$321,336	$240,692

GAAP Operating Income	$(2,562)	$—	$5,390	$5,465	$471	$3	$814	$—	$4,113	$5,468
Pre-Merger Operating Income(1)	—	2,443	—	—	—	—	—	939	—	3,382
Adjusted Operating Income	(2,562)	2,443	5,390	5,465	471	3	814	939	4,113	8,850

Depreciation and amortization	4,522	1,885	4,093	1,085	5,761	3,381	370	119	14,746	6,470
Adjustments:
Merger transaction costs(2)	1,818	1,353	2,160	367	1,812	—	—	—	5,790	1,720
Stock-based compensation(3)	4,013	1,574	—	—	—	—	—	—	4,013	1,574
Severance costs(4)	449	(131)	45	12	458	5	1	5	953	(109)
Acquisition related costs(5)	—	655	189	515	145	291	—	—	334	1,461
Inventory step-up(6)	1,165	—	—	—	—	—	457	—	1,622	—
Other non-recurring(7)	—	—	38	20	—	—	44	—	82	20

Adjusted EBITDA	$9,405	$7,779	$11,915	$7,464	$8,647	$3,680	$1,686	$1,063	$31,653	$19,986

Operating income as a percent of net sales	(2.4)%	—%	5.4%	8.2%	0.5%	—%	5.0%	—%	1.3%	4.1%

Adjusted EBITDA as a percent of net sales	8.8%	—%	11.9%	11.3%	8.8%	5.4%	10.3%	—%	9.9%	14.9%
Adjusted EBITDA as a percent of adjusted net sales	8.8%	8.2%	11.9%	11.3%	8.8%	5.4%	10.3%	9.1%	9.9%	8.3%

(1)     Represents Lawson Products pre-merger sales and operating income
(2)    Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services
(3)    Expense primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(4)    Includes severance expense for actions taken in 2022 and 2021
(5)    Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(6)    Inventory fair value step-up adjustment resulting from the reverse merger acquisition accounting
(7)    Other non-recurring costs consists of acquisition integration costs and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Non-GAAP Net Income and Adjusted Diluted EPS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022		June 30, 2021
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net (loss) income as reported per GAAP	$(4,715)	$(0.23)	$461	$0.04

Pretax adjustments:
Change in fair value of earnout derivative liability	5,693	0.28	—	—
Loss on extinguishment of debt	2,814	0.14	—	—
Merger transaction costs	5,790	0.28	367	0.03
Stock-based compensation	4,013	0.20	—	—
Severance costs	953	0.05	17	—
Acquisition related costs	334	0.02	806	0.08
Inventory step-up	1,622	0.08	—	—
Other non-recurring	82	—	20	—
Total pretax adjustments	21,301	1.05	1,210	0.11
Tax effect on adjustments(1)	(9,245)	(0.46)	(663)	(0.05)
Total adjustments, net of tax	12,056	0.59	547	0.06
Non-GAAP adjusted net income	$7,341	$0.36	$1,008	$0.10
(1)     Tax effected at quarterly tax rate of 43.4% and 54.8% for the three months ended June 30, 2022 and 2021, respectively.
(2)    Pretax adjustments to diluted EPS calculated on 20.343 million and 10.558 million diluted shares for the second quarter of 2022 and 2021, respectively.

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President and Chief Financial Officer
773-304-5665

Investor Relations Contacts:
Three Part Advisors, LLC
Steven Hooser or Sandy Martin
214-872-2710